                                                                   Exhibit 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Combined Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933 related to the proposed combination of The Parkstone Group of Funds with the Armada Funds, of our report dated July 22, 1999 on our audits of the financial statements and financial highlights of The Parkstone Group of Funds (comprising, respectively the Prime Obligations Fund, Treasury Fund, U.S. Government Obligations Fund, Tax-Free Fund, Bond Fund, U.S. Government Income Fund, Limited Maturity Bond Fund, Intermediate Government Obligations Fund, Large Capitalization Fund, Equity Income Fund, Small Capitalization Fund, International Discovery Fund, Balanced Allocation Fund, National Tax Exempt Bond Fund, Mid Capitalization Fund, and Michigan Municipal Bond Fund) which report is included in the Annual Report to Shareholders for the year ended May 31, 1999. We also consent to the reference to our Firm under the captions "Financial Highlights" and Financial Statements" in the Combined Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933 related to the proposed combination of The Parkstone Group of Funds with the Armada Funds.


Columbus, Ohio
February 17, 2000

                                                /s/ PricewaterhouseCoopers LLP